SYKES HOLDINGS OF BELGIUM, B.V.B.A.


                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                       SYKES HOLDINGS OF BELGIUM, B.V.B.A.
                                    as BUYER

                                       AND

                                CYCLE, B.V.B.A.,

                                       AND


                                 MICHAEL MCMAHON
                                   as SELLERS



                                MARCH ____, 1997

                                TABLE OF CONTENTS


   1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   2.   Purchase and Sale of Target Shares.  . . . . . . . . . . . . . .    4
        (a)  Basic Transaction . . . . . . . . . . . . . . . . . . . . .    4
        (b)  Purchase Price  . . . . . . . . . . . . . . . . . . . . . .    4
        (c)  The Closing . . . . . . . . . . . . . . . . . . . . . . . .    4
        (d)  Closing Deliveries; McMahon . . . . . . . . . . . . . . . .    4
        (e)  Closing Deliveries; Cycle . . . . . . . . . . . . . . . . .    4
        (f)  Closing Deliveries; Buyer . . . . . . . . . . . . . . . . .    5

   3.   Representations and Warranties Concerning the Transaction  . . .    5
        (a)  Representations and Warranties of the Seller  . . . . . . .    5
        (b)  Representations and Warranties of the Buyer . . . . . . . .    6

   4.   Representations and Warranties Concerning the Target . . . . . .    7
        (a)  Organization, Qualification, and Corporate Power  . . . . .    7
        (b)  Capitalization  . . . . . . . . . . . . . . . . . . . . . .    7
        (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . .    7
        (d)  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . .    8
        (e)  Title to Assets . . . . . . . . . . . . . . . . . . . . . .    8
        (f)  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .    8
        (g)  Financial Statements  . . . . . . . . . . . . . . . . . . .    8
        (h)  Undisclosed Liabilities . . . . . . . . . . . . . . . . . .    8
        (i)  Legal Compliance  . . . . . . . . . . . . . . . . . . . . . .  8
        (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .  9
        (k)  Real Property . . . . . . . . . . . . . . . . . . . . . . .    9
        (l)  Intellectual Property . . . . . . . . . . . . . . . . . . .   11
        (m)  Tangible Assets . . . . . . . . . . . . . . . . . . . . . .   13
        (n)  Inventory . . . . . . . . . . . . . . . . . . . . . . . . .   13
        (o)  Contracts . . . . . . . . . . . . . . . . . . . . . . . . .   13
        (p)  Notes and Accounts Receivables  . . . . . . . . . . . . . .   14
        (q)  Powers of Attorney  . . . . . . . . . . . . . . . . . . . .   15
        (r)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .   15
        (s)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .   15
        (t)  Product Warranty  . . . . . . . . . . . . . . . . . . . . .   16
        (u)  Product Liability . . . . . . . . . . . . . . . . . . . . .   16
        (v)  Employees . . . . . . . . . . . . . . . . . . . . . . . . .   16
        (w)  Employee Benefits . . . . . . . . . . . . . . . . . . . . .   16
        (x)  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . .   16
        (y)  Environmental, Health, and Safety Matters . . . . . . . . .   16
        (z)  Certain Business Relationships with the Target  . . . . . .   17
        (aa) Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .   17

   5.   Pre-Closing Covenants  . . . . . . . . . . . . . . . . . . . . .   17
        (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        (b)  Notices and Consents  . . . . . . . . . . . . . . . . . . .   17
        (c)  Operation of Business . . . . . . . . . . . . . . . . . . .   17
        (d)  Preservation of Business  . . . . . . . . . . . . . . . . .   18
        (e)  Full Access . . . . . . . . . . . . . . . . . . . . . . . .   18
        (f)  Notice of Developments  . . . . . . . . . . . . . . . . . .   18
        (g)  Exclusivity . . . . . . . . . . . . . . . . . . . . . . . .   18

   6.   Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . .   18
        (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        (b)  Litigation Support  . . . . . . . . . . . . . . . . . . . .   18
        (c)  Transition  . . . . . . . . . . . . . . . . . . . . . . . .   19
        (d)  Confidentiality . . . . . . . . . . . . . . . . . . . . . .   19

   7.   Conditions to Obligation to Close  . . . . . . . . . . . . . . .   19
        (a)  Conditions to Obligation of the Buyer . . . . . . . . . . .   19
        (b)  Conditions to Obligation of the Sellers . . . . . . . . . .   20

   88.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .   21
        (a)  Survival of Representations and Warranties  . . . . . . . .   21
        (b)  Indemnification Provisions for Benefit of the Buyer   . . . . 21
        (c)  Indemnification Provisions for Benefit of the Sellers . . .   21
        (d)  Matters Involving Third Parties . . . . . . . . . . . . . .   22
        (e)  Recovery Under Escrow . . . . . . . . . . . . . . . . . . .   23
        (f)  Other Indemnification Provisions  . . . . . . . . . . . . .   23

   9.   Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        (a)  Tax Periods Beginning Before and Ending After the Closing
             Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        (b)  Cooperation on Tax Matters  . . . . . . . . . . . . . . . .   24
        (c)  Tax Sharing Agreements  . . . . . . . . . . . . . . . . . .   24
        (d)  Certain Taxes . . . . . . . . . . . . . . . . . . . . . . .   24


   10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .   24
        (a)  Press Releases and Public Announcements . . . . . . . . . .   24
        (b)  No Third-Party Beneficiaries  . . . . . . . . . . . . . . .   25
        (c)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . .   25
        (d)  Succession and Assignment . . . . . . . . . . . . . . . . .   25
        (e)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . .   25
        (f)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .   25
        (g)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        (h)  Governing Law . . . . . . . . . . . . . . . . . . . . . . .   26
        (i)  Amendments and Waivers  . . . . . . . . . . . . . . . . . .   26
        (j)  Severability  . . . . . . . . . . . . . . . . . . . . . . .   26
        (k)  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .   26
        (l)  Construction  . . . . . . . . . . . . . . . . . . . . . . .   27
        (m)  Incorporation of Exhibits, Annexes, and Schedules . . . . .   27
        (n)  Specific Performance  . . . . . . . . . . . . . . . . . . .   27
        (o)  Submission to Jurisdiction  . . . . . . . . . . . . . . . .   27


                             SCHEDULES AND EXHIBITS


        EXHIBIT A.          Escrow Agreement
        EXHIBIT B.          Financial Statements
        EXHIBIT C.          Employment Agreement


                                LIST OF SCHEDULES

        SCHEDULE       DESCRIPTION

        2(a)           Purchase Price
        4(k)(ii)       Real Property Leases
        4(l)(iii)      Intellectual Property Owned by Target
        4(l)(iv)       Intellectual Property Owned by Third Party
        4(o)           Contracts
        4(r)           Insurance
        4(v)           Employees
        4(w)           Employee Benefit Plans


                            STOCK PURCHASE AGREEMENT

        This Agreement is entered into on March ____, 1997, effective as of January 1, 1997 (the "Effective Date"), by and among SYKES HOLDINGS OF BELGIUM, B.V.B.A., organized under the laws of Belgium (the "Buyer"), CYCLE, B.V.B.A., a corporation organized under the laws of Belgium ("Cycle"), and MICHAEL MCMAHON ("McMahon") (Cycle and McMahon are referred to collectively as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                                RECITALS

        A. McMahon owns directly or indirectly, all of the outstanding capital stock of Cycle and Interactive Data Solutions, Ltd. ("IDS").
   Cycle owns all of the issued and outstanding capital stock of Translation, Fulfilment & Communication, N.V., a corporation organized under the laws of Belgium (the "Target" or "Traffic").

        B. On or about December 10, 1996, McMahon and Sykes Enterprises Incorporated executed a letter of intent (the "Letter"), pursuant to which the Buyer contemplated the acquisition, directly or through a subsidiary, of (i) all of the capital stock of Traffic, (ii) certain tangible personal property of IDS, and (iii) continuity of the work force which theretofore provided services to Traffic. The Letter contemplated that the transaction therein proposed would be consummated effective January 1, 1997 (the "Effective Date").

        C. The parties desire to enter into this transaction to consummate their mutual intention that the Buyer acquire the business as described in the letter, effective as of the Effective Date. The parties desire to enter into a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Target in return for cash.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


   1.   Definitions.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Buyer" has the meaning set forth in the preface above.

        "Closing Date" shall be the date on which the transaction herein contemplated are closed.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Confidential Information" means any information concerning the businesses and affairs of the Sellers or the Target that is not already generally available to the public.

        "Disclosure Schedule" has the meaning set forth in Section 4 below.

        "Employee Benefit Plan" means any deferred compensation or retirement plan or arrangement or vacation, sick leave, insurance, medical benefits, or other plan provided by the Target for the benefit of employees of the Target whether or not provided pursuant to the requirements or subject to the approval of any governmental entity.

        "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "Financial Statements" has the meaning set forth in Section 4(g) below.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

        "Knowledge" means actual knowledge after reasonable investigation.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

        "Most Recent Financial Statements" has the meaning set forth in
   Section 4(g) below.

        "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

        "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Purchase Price" has the meaning set forth in Section 2(b) below.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Seller" has the meaning set forth in the preface above.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Target" has the meaning set forth in the preface above.

        "Target Balance Sheet" has the meaning set forth in Section 4(g).

        "Target Share" means any share of the Common Stock of the Target.

        "Tax" means any United States or foreign, federal, state, local, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        2.   Purchase and Sale of Target Shares."

        (a) Basic Transaction"_. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer on the Closing Date, all of their Target Shares for the consideration specified below in this Section 2.

        (b) Purchase Price". The Buyer agrees to pay to the Seller at the Closing U.S. $1,620,000 (the "Purchase Price") by (i) delivery of cash payable by wire transfer or delivery of other immediately available funds of the sum of U.S. $1,120,000 to be delivered to the Seller and (ii) deposit into Escrow the sum of U.S. $500,000, to be held in accordance with the terms of the Escrow Agreement attached hereto as Exhibit A.

        (c) The Closing". The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ___________________________ in ___________________________________,
   commencing at 9:00 A.M. local time on March 28, 1997, or such other date as the parties may mutually determine (the "Closing Date"), provided that the Closing Date shall not later than March 31, 1997.

        (d) Closing Deliveries; McMahon. At the Closing, McMahon will deliver to Buyer:

             (i) the employment agreements with key personnel in the form attached hereto as composite Exhibit C; and

             (ii) all other closing certificates and documents provided for in this Agreement.

        (e) Closing Deliveries; Cycle. At the Closing, Cycle and IDS will deliver to Buyer:

             (i) certificates representing all of the authorized, issued and outstanding stock of Target, together with appropriately executed and acknowledged transfer documents;

             (ii) full and complete releases of the Target; and

             (iii)     all other closing certificates and documents provided
                  for in this Agreement.

        (f) Closing Deliveries; Buyer. At the Closing, Buyer will deliver to Cycle and McMahon, as appropriate, the following:

             (i)  the Purchase Price, as provided in Section 2(b) hereof;

             (ii) the Employment Agreements described in Section 2(d) hereof;
                  and

             (iii)     all other closing certificates and documents required
                  to be delivered by the Buyer pursuant to this Agreement.

        3.   Representations and Warranties Concerning the Transaction".

        (a) Representations and Warranties of the Seller". Sellers, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement with respect to each of them.

             (i) Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

             (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller or the Target is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller or the Target is a party or by which he or it is bound or to which any of its assets is subject.

             (iii) Brokers' Fees. Neither the Sellers nor the Target has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

             (iv) Target Shares. Cycle owns and holds of record and owns beneficially all of the Target Shares free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

        (b) Representations and Warranties of the Buyer". The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Effective Date were substituted for the date of this Agreement throughout this Section 3(b)).

             (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

             (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

             (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

             (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

        4. Representations and Warranties Concerning the Target". The Sellers, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Schedules referenced in the following provisions. Nothing in the Schedules hereinafter referenced shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

        (a) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

        (b) Capitalization. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held beneficially and of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

        (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of any of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        (d) Brokers' Fees. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        (e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Target Balance Sheet, free and clear of all Security Interests.

        (f)  Subsidiaries.  The Target has no subsidiaries.

        (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"):
   (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End") for Traffic and IDS;
   (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the two months ended February, 1997 (the "Most Recent Fiscal Month End") for Traffic; and (iii) unaudited consolidated balance sheets as of December 31, 1996 and as of the Closing Date for Traffic, N.V., (the "Target Balance Sheet"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

        (h) Undisclosed Liabilities. The Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability), except for Liabilities set forth on the face of the Target Balance Sheet (rather than in any notes thereto).

        (i) Legal Compliance. The Target and its predecessors and McMahon have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

        (j)  Tax Matters.

             (i) The Sellers and Traffic have filed all Tax Returns that they are required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Sellers and Traffic (whether or not shown on any Tax Return) have been paid, except for taxes for the 1996 tax year; which are not due. The Sellers and Traffic currently are not the beneficiaries of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that any Seller is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

             (ii) The Sellers and Traffic have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (iii) No Seller or Traffic or director or officer (or employee responsible for Tax matters) of any Seller or Traffic expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Sellers or Traffic either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers or Traffic and the directors and officers (and employees responsible for Tax matters) of the Sellers or Traffic have Knowledge based upon personal contact with any agent of such authority. Schedule 4(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Sellers and Traffic for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

             (iv) Neither the Target nor any of Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v) Neither the Target nor any Seller is a party to any Tax allocation or sharing agreement. The Target has no Liability for the Taxes of any Person, as a transferee or successor, by contract, or otherwise.

        (k)  Real and Personal Property.

             (i)  The Target does not own any real property.

             (ii) Schedule 4(k)(ii) lists and describes briefly all real property leased or subleased to the Target. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 4(k)(ii). With respect to each lease and sublease listed in Schedule 4(k)(ii):

                  (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the lease or sublease has repudiated any provision thereof;

                  (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                  (G) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

        (l)  Intellectual Property"_.

             (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Sellers in the ordinary course of the Business immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target and the Sellers have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

             (ii) Neither the Target nor any Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Sellers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Sellers or the Target.

             (iii) Schedule 4(l)(iii) identifies each patent or registration which has been issued to any of the Sellers and the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Sellers and the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Sellers and the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4(l)(iii) also identifies each trade name or unregistered trademark used by the Target in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 4(l)(iii):

                  (A) the Target possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) the Target has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

             (iv) Schedule 4(l)(iv) identifies each item of Intellectual Property that any third party owns and that the Sellers have used on the Target uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4(l)(iv):

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                  (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

             (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Sellers, the Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as previously conducted and by the Sellers as presently proposed to be conducted.

             (vi) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Target.

        (m) Tangible Assets. Upon the sale of assets, the Target owns or leases all machinery, equipment, and other tangible assets necessary for the conduct of its businesses as previously conducted by the Sellers and as presently proposed to be conducted by the Target. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

        (n) Inventory. The inventory of the Target consists of supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Target Balance Sheet.

        (o) Contracts. Schedule 4(o) lists the following contracts and other agreements to which the Target is a party:

             (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of U.S. $5,000 per annum;

             (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Target, or involve consideration in excess of U.S. $5,000;

             (iii) any agreement concerning a partnership or joint venture;

             (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of U.S. $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

             (v)  any agreement concerning confidentiality or noncompetition;

             (vi) any agreement with the Seller;

             (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

             (viii)    any collective bargaining agreement;

             (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of U.S. $5,000 or providing severance benefits;

             (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

             (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

             (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of U.S. $5,000.

   The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 4(o) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4(o). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

        (p) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Target Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date.

        (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

        (r) Insurance. Schedule 4(r) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Sellers or the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

             (i)  the name, address, and telephone number of the agent;

             (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

             (iii)     the policy number and the period of coverage;

             (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

             (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

   With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the Sellers are in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Sellers have been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during the aforementioned period.

        (s) Litigation. Neither of the Sellers are the Target (i) are subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) or is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Sellers have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

        (t) Product Warranty. Each product manufactured, sold, leased, or delivered by any of the Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Target Balance Sheet.

        (u) Product Liability. The Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Sellers or the Target.

        (v) Employees. The Target's employees and their current annual compensation are listed in Schedule 4(v). The Target is not a party to or bound by any collective bargaining agreement, nor has 0the Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice.

        (w) Employee Benefits. The Target does not maintain any Employee Benefit Plans, and is not required to provide any employee benefits to any person, except as described in Schedule 4(w).

        (x) Guaranties. Except for the lease described in Schedule 4(k)(ii), the Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

        (y)  Environmental, Health, and Safety Matters.

             (i) The Target, and its predecessors and the Sellers, have complied and are in compliance with all Environmental, Health, and Safety Requirements.

             (ii) Without limiting the generality of the foregoing, the Target and the Sellers have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to applicable law for the occupation of its facilities and the operation of its business.

             (iii) Neither the Target, nor its predecessors nor the Sellers has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

             (iv) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target, or any of its predecessors nor the Sellers will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

        (z) Certain Business Relationships with the Target. Sellers do not own any asset, tangible or intangible, which is used in the business of the Target. Pursuant to the Contribution Agreement, all assets of the Sellers used in the business at the Target have been contributed to the Target.

        (aa) Disclosure. The representations and warranties contained in this
   Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

        (b) Notices and Consents. The Sellers will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in
   Section 4(c) above. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

        (c) Operation of Business. The Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Target to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock.

        (d) Preservation of Business. The Sellers will cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

        (e) Full Access. The Sellers will permit, and the Sellers will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target , to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target and the Sellers.

        (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above.

        (g) Exclusivity. The Sellers will not (and the Sellers will not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Target (including any acquisition structured as a merger, consolidation, or share exchange) or
   (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

        (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 hereof). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target and the assets transferred to the Target by the Sellers, in possession of the Sellers.

        (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target or the Sellers, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification hereunder.

        (c) Transition. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Sellers or the Target prior to the Closing. The Sellers will refer all customer inquiries relating to the businesses of the Target to the Target from and after the Closing.

        (d) Confidentiality. The Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that the Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that Sellers shall use their reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

        7.   Conditions to Obligation to Close.

        (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

             (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

             (iii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

             (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

             (vi) the Target shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

             (vii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those whom the Buyer shall have specified in writing at least 5 business days prior to the Closing;

             (viii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

   The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

        (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

             (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

             (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

             (v) the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above; and

             (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

   The Seller may waive any condition specified in this Section 7(b) if he executes a writing so stating at or prior to the Closing.

        8.   Indemnification.

             (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in the Agreement shall survive the Closing thereof (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

             (b) Indemnification Provisions for Benefit of the Buyer. In the event that any of the Sellers breach (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained in the Agreement and, provided that Buyer makes a written claim for indemnification against McMahon within such survival period, then the Sellers each agree, jointly and severally, to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

             (c) Indemnification Provisions for Benefit of the Sellers. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein, provided that McMahon makes a written claim for indemnification against Buyer within such survival period, then Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

             (d)  Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

                  (e) Recovery Under Escrow. Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this
   Section 8) by notifying McMahon that Buyer is applying the Escrow Fund to the Adverse Consequences against which Buyer is indemnified. The Parties understand and agree that the Escrow Fund is not a limitation upon the indemnification obligations of the Sellers.

                  (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have with respect to the transactions contemplated by this Agreement.

        9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

        (a) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability shown on the face of the Target Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target .

        (b)  Cooperation on Tax Matters.

             (i) Buyer, the Target and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

             (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        (c) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

        (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, value added, and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

        10.  Miscellaneous.

        (a) Press Releases and Public Announcements. Neither the Sellers nor the Target shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer. The Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

        (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c) Entire Agreement. This Agreement (including the documents referred to therein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


        If to the Sellers:

                                 Mr. Michael McMahon
                                 Unit 11
                                 Brentford Business Centre
                                 Commerce Road
                                 Brentford TW8 8LG U.K.

        If to the Buyer:

                                 Sykes Enterprises, Incorporated
                                 100 N. Tampa Street, Suite 3900
                                 Tampa, FL  33602
                                 Attn:  John L. Crites, Esquire

                                 With a copy to:

                                 Foley & Lardner
                                 100 N. Tampa Street, Suite 2700
                                 Tampa, FL  33602
                                 Attn:  Martin A. Traber, Esquire


   Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of Florida without giving effect to any choice or conflict of law provision or rule (whether of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Florida.

        (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (k) Expenses. Each of the Parties and the Sellers will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not and will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

        (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

        (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Tampa, Florida, United States of America in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date and year first above written.


   Witnesses:


   _____________________         _______________________________
                                 MICHAEL MCMAHON, individually
   _____________________

                                      ("McMahon")


                                 CYCLE, B.V.B.A., a corporation
                                 organized under the laws of Belgium

   _____________________         By:______________________

   _____________________                   ("Cycle")

                                 SYKES HOLDINGS OF BELGIUM, B.V.B.A.
                                 a corporation organized
                                 under the laws of Belgium

   _____________________         By:______________________

   _____________________                   ("Buyer")

                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                  TRANSLATION, FULFILMENT & COMMUNICATION, N.V.


                                       AND


                        INTERACTIVE DATA SOLUTIONS, LTD.


                                MARCH _____, 1997

                                TABLE OF CONTENTS


                                                                         Page

   1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   2.   Basic Transaction  . . . . . . . . . . . . . . . . . . . . . . .    3
        (a)  Purchase and Sale of Assets . . . . . . . . . . . . . . . .    3
        (b)  Assumption of Liabilities . . . . . . . . . . . . . . . . .    3
        (c)  Purchase Price  . . . . . . . . . . . . . . . . . . . . . .    4
        (d)  The Closing . . . . . . . . . . . . . . . . . . . . . . . .    4
        (e)  Allocation  . . . . . . . . . . . . . . . . . . . . . . . .    4

   3.   Representations and Warranties of the Target . . . . . . . . . .    4
        (a)  Organization of the Target  . . . . . . . . . . . . . . . .    4
        (b)  Authorization of Transaction  . . . . . . . . . . . . . . .    4
        (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . .    4
        (d)  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . .    5
        (e)  Title to Assets . . . . . . . . . . . . . . . . . . . . . .    5
        (f)  Undisclosed Liabilities . . . . . . . . . . . . . . . . . .    5
        (g)  Legal Compliance  . . . . . . . . . . . . . . . . . . . . .    5
        (h)  Real Property . . . . . . . . . . . . . . . . . . . . . . .    5
        (i)  Condition of Assets . . . . . . . . . . . . . . . . . . . .    6
        (j)  Inventory . . . . . . . . . . . . . . . . . . . . . . . . .    6
        (k)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .    6
        (l)  Employees . . . . . . . . . . . . . . . . . . . . . . . . .    7
        (m)  Employee Benefits . . . . . . . . . . . . . . . . . . . . .    7
        (n)  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . .    7
        (o)  Environmental, Health, and Safety Matters . . . . . . . . .    7
        (p)  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .    8

   4.   Representations and Warranties of the Buyer  . . . . . . . . . .    8
        (a)  Organization of the Buyer . . . . . . . . . . . . . . . . .    8
        (b)  Authorization of Transaction  . . . . . . . . . . . . . . .    8
        (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . .    8
        (d)  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . .    8

   5.   Pre-Closing Covenants  . . . . . . . . . . . . . . . . . . . . .    8
        (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . .    9
        (b)  Notices and Consents  . . . . . . . . . . . . . . . . . . .    9
        (c)  Preservation of Business  . . . . . . . . . . . . . . . . .    9
        (d)  Full Access . . . . . . . . . . . . . . . . . . . . . . . .    9
        (e)  Notice of Developments  . . . . . . . . . . . . . . . . . .    9


   6.   Conditions to Obligation to Close  . . . . . . . . . . . . . . .    9
        (a)  Conditions to Obligation of the Buyer . . . . . . . . . . .    9
        (b)  Conditions to Obligation of the Target  . . . . . . . . . .   10

   7.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .   11
        (a)  Survival of Representations and Warranties  . . . . . . . .   11
        (b)  Indemnification Provisions for Benefit of the Buyer . . . .   11
        (c)  Indemnification Provisions for Benefit of the Sellers . . .   11
        (d)  Matters Involving Third Parties . . . . . . . . . . . . . .   11
        (e)  Other Indemnification Provisions  . . . . . . . . . . . . .   12

   8.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .   13
        (a)  Survival of Representations and Warranties  . . . . . . . .   13
        (b)  Press Releases and Public Announcements . . . . . . . . . .   13
        (c)  No Third-Party Beneficiaries  . . . . . . . . . . . . . . .   13
        (d)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . .   13
        (e)  Succession and Assignment . . . . . . . . . . . . . . . . .   13
        (f)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . .   13
        (g)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .   13
        (h)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        (i)  Governing Law . . . . . . . . . . . . . . . . . . . . . . .   14
        (j)  Amendments and Waivers  . . . . . . . . . . . . . . . . . .   14
        (k)  Severability  . . . . . . . . . . . . . . . . . . . . . . .   15
        (l)  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .   15
        (m)  Construction  . . . . . . . . . . . . . . . . . . . . . . .   15
        (n)  Incorporation of Exhibits and Schedules . . . . . . . . . .   16
        (o)  Specific Performance  . . . . . . . . . . . . . . . . . . .   16
        (p)  Submission to Jurisdiction  . . . . . . . . . . . . . . . .   16




                             SCHEDULES AND EXHIBITS

                       Schedule 1.1(a)     Equipment
                       Schedule 1.1(b)     Inventory
                       Schedule 1.1(c)     Leases




                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") is entered into on March 28, 1997 effective as of January 1, 1997 (the "Effective Date"), by and between TRANSLATION, FULFILMENT & COMMUNICATION, N.V., a corporation organized under the laws of Belgium (the "Buyer"), MICHAEL MCMAHON (the "Shareholder"), and INTERACTIVE DATA SOLUTIONS, LTD., a corporation organized under the laws of the United Kingdom, (the "Target"). The Buyer, the Shareholder and the Target are referred to collectively herein as the "Parties."

                                    RECITALS

        A.   The Shareholder is the holder of all of the stock of the Target.

        B. The Target is the owner of certain assets heretofore used in its business of providing software support services by the Buyer.

        C. The Buyer desires to purchase, and the Target desires to sell, certain assets of the Target for the consideration herein described.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1.   Definitions.

        "Acquired Assets" means all right, title, and interest in and to all of the assets of the Target, including all of its (a) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), all as described in Schedule 1.1(a) and (b) inventory, as described in Schedule 1.1(b) and (c) leases, subleases, and rights, all as described in Schedule 1.1(c); provided, however, that the Acquired Assets shall not include (x) cash, (y) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Target as a corporation or (z) any of the rights of the Target under this Agreement (or under any side agreement between the Target on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

        "Assumed Liabilities" means and shall be limited to all obligations of the Target under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it from and after the Closing.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Buyer" has the meaning set forth in the preface above.

        "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

        "Closing Date" shall be the date on which the transactions herein contemplated are closed.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Disclosure Schedule" has the meaning set forth in Section 3 below.

        "Employee Benefit Plan" means any deferred compensation or retirement plan or arrangement or vacation, sick leave, insurance, medical benefits, or other plan provided by the Target for the benefit of its employees, whether or not provided pursuant to the requirements of or subject to the approval of any governmental entity.

        "Environmental, Health, and Safety Requirements" shall mean all United State or foreign, federal, state, local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Knowledge" means actual knowledge after reasonable investigation.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.


        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Purchase Price" has the meaning set forth in Section 2(c) below.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Target" has the meaning set forth in the preface above.

        "Tax" means any United States or foreign federal, state, local, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        2.   Basic Transaction.

             (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Target, and the Target agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

             (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any obligation or Liability of the Target not included within the definition of Assumed Liabilities.

             (c) Purchase Price. The Buyer agrees to pay to the Target at the Closing U.S. $180,000 (the "Purchase Price") by delivery of payable by wire transfer or delivery of other immediately available funds of the sum of U.S. $180,000.

             (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on March 28, 1997 at the offices of Foley & Lardner in Brussels, Belgium, or at such other place and time as the parties may mutually determine.

             (e) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the relative book values, as indicated on Schedule 1.1.

        3. Representations and Warranties of the Target. The Target and the Shareholder represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

             (a) Organization of the Target. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

             (b) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Target and the Shareholder have duly authorized the execution, delivery, and performance of this Agreement by the Target. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

             (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

             (d) Brokers' Fees. Neither the Target nor the Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

             (e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in all of the Acquired Assets.

             (f) Undisclosed Liabilities. The Target has no liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) to which the Acquired Assets are or may become subject.

             (g) Legal Compliance. Each of the Target and its predecessors have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

             (h) Real Property. Schedule 1.1(c) lists and describes briefly all real property leased or subleased to any of the Target. The Target has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 1.1(c) (as amended to date). With respect to each lease and sublease listed in Schedule 1.1(c):

                       (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                       (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                       (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                       (D) no party to the lease or sublease has repudiated any provision thereof;

                       (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                       (F)  with respect to each sublease, the
             representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                       (G) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                       (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                       (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                       (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

             (i) Condition of Assets. The Acquired Assets constitute all machinery, equipment, and other tangible assets necessary for the conduct of the businesses of Traffic as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

             (j) Inventory. The inventory of the Target consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

             (k) Litigation. The Target is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party or, to the Knowledge of any of the Shareholder and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Shareholder and the directors and officers (and employees with responsibility for litigation matters) of the Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Target.

             (l) Employees. The Target has no employees. The Target is not a party to or bound by any collective bargaining agreement, nor has the Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. The Shareholder and the directors and officers (and employees with responsibility for employment matters) of the Target has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

             (m)  Employee Benefits.  The Target has no Employee Benefit
   Plans.

             (n) Guaranties. The Target is not a guarantor nor otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

             (o)  Environmental, Health, and Safety Matters.

                  (i) The Target and its predecessors have complied and are in compliance with all Environmental, Health, and Safety
        Requirements.

                  (ii) Without limiting the generality of the foregoing, the Target Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

                  (iii) Neither the Target nor its predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (iv) Neither the Target nor its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements.

                  (v) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target or any of its predecessors will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

             (p) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

        4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

             (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

             (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

             (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

             (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

             (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

             (b) Notices and Consents. The Target will give any notices to third parties, and the Target will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in
   Section 3(c) and Section 4(c) above.

             (c) Preservation of Business. The Target will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

             (d) Full Access. The Target will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Target.

             (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in
   Section 3 and Section 4 above. No disclosure by any Party pursuant to this
   Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        6.   Conditions to Obligation to Close.

             (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) all of the capital stock of the Buyer shall have been acquired by an Affiliate of Sykes Enterprises Incorporated;

                  (ii) the representations and warranties set forth in
        Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) the Target shall have procured all of the third party consents specified in Section 5(b) above;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets, to operate the former businesses of the Target, or (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

                  (vii) the Target and the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above; and

                  (viii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

   The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

             (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)  the representations and warranties set forth in
        Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

   The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

        7.   Indemnification.

             (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in the Agreement shall survive the Closing thereof (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

             (b) Indemnification Provisions for Benefit of the Buyer. In the event that any of the Target or the Shareholder breach (or in the event any third party alleges facts that, if true, would mean any of the Target or the Shareholder has breached) any of their representations, warranties, and covenants contained in this Agreement and, provided that Buyer makes a written claim for indemnification against Shareholder within such survival period, then the Target and the Shareholder each agree, jointly and severally, to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

             (c) Indemnification Provisions for Benefit of the Sellers. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein, provided that the Shareholder makes a written claim for indemnification against Buyer within such survival period, then Buyer agrees to indemnify the Shareholder and Target from and against the entirety of any Adverse Consequences the Shareholder and Target may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

             (d)  Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

                  (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have with respect to the transactions contemplated by this Agreement.

        8.   Miscellaneous.

             (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

             (b) Press Releases and Public Announcements. Neither the Shareholder nor the Target shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer. The Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

             (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

             (d) Entire Agreement. This Agreement and the Acquisition Agreement (including the documents referred to therein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

             (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

             (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


        If to the Seller:

                                 Mr. Michael McMahon
                                 Unit 11
                                 Brentford Business Centre
                                 Commerce Road
                                 Brentford TW8 8LG U.K.


        If to the Buyer:

                                 Sykes Enterprises, Incorporated
                                 100 N. Tampa Street, Suite 3900
                                 Tampa, FL  33602
                                 Attn:  John L. Crites, Esquire

                                 With a copy to:

                                 Foley & Lardner
                                 100 N. Tampa Street, Suite 2700
                                 Tampa, FL  33602
                                 Attn:  Martin A. Traber, Esquire



   Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

             (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

             (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Target. The Target may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             (l) Expenses. Each of the Buyer, the Target and the Shareholder will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Target agrees that it has not and shall not bear any of the costs and expenses of the Shareholder (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Target also agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Shareholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

             (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.



             (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

             (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 8(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

             (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Tampa, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

   WITNESSES                     TRANSLATION, FULFILMENT &
                                 COMMUNICATION, N.V., a corporation
                                 organized under the laws of Belgium


   _________________________     By:  ____________________________________

   _________________________               ("Buyer")


                                 INTERACTIVE DATA SOLUTIONS, LTD.
                                 a corporation organized under the laws of the United Kingdom


   __________________________    By:  ____________________________________

   __________________________              ("Target")


   __________________________     ________________________________________
                                       MICHAEL MCMAHON, individually
   __________________________
                                           ("Shareholder")